Exhibit 99.1

CarGurus Announces First Quarter 2025 Results

Marketplace revenue grew 13% YoY

Q1'25 Net Income of $39.0 million; Non-GAAP Adjusted EBITDA of $66.3 million, up 32% YoY

Repurchased $184.2 million worth of shares in Q1'25, representing 6% of our outstanding capital

BOSTON, May 8, 2025 - CarGurus, Inc. (Nasdaq: CARG), the No. 1 visited digital auto platform for shopping, buying, and selling new and used vehicles*, today announced financial results for the first quarter ended March 31, 2025.

"Our strong momentum in our Marketplace business continued into 2025, which grew 13% year-over-year,” said Jason Trevisan, Chief Executive Officer at CarGurus. “Across the company, we advanced our 2025 core drivers of value creation: expanding data-driven solutions that help dealers drive more profitable businesses, meeting the evolving needs of car shoppers with a more intelligent and seamless experience, and enabling customers to do more of the transaction online. As a result, this focused execution has translated into deeper consumer and dealer engagement and has expanded our market share."

First Quarter Financial Highlights

	Three Months Ended
	March 31, 2025
	Results (in millions)	Variance from Prior Year
Revenue
Marketplace Revenue	$212.2	13%
Wholesale Revenue	7.7	(52)%
Product Revenue	5.2	(58)%
Total Revenue	$225.2	4%

Gross Profit	$199.7	14%
% Margin	89%	762 bps

Operating Expenses	$154.0	4%

GAAP Net Income	$39.0	83%
% Margin	17%	747 bps

Non-GAAP Adjusted EBITDA (1)	$66.3	32%
% Margin (1)	29%	609 bps

Cash and Cash Equivalents at period end (2)	$172.9	(43)%
(1)
For more information regarding our use of non-GAAP Adjusted EBITDA and other non-GAAP financial measures, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.
(2)
Variance represents the change from December 31, 2024.

	Three Months Ended
	March 31, 2025
	Results	Variance from Prior Year
Key Performance Indicators (1)
U.S. Paying Dealers (2)	25,153	3%
International Paying Dealers (2)	7,219	7%
Total Paying Dealers (2)	32,372	4%

U.S. QARSD (2)	$7,369	10%
International QARSD (2)	$2,073	10%
Consolidated QARSD (2)	$6,173	9%

Transactions	5,209	(49)%

U.S. Average Monthly Unique Users (in millions) (3)	35.0	N/A(4)
U.S. Average Monthly Sessions (in millions) (3)	85.7	N/A(4)

International Average Monthly Unique Users (in millions) (3)	10.6	N/A(4)
International Average Monthly Sessions (in millions) (3)	22.2	N/A(4)

Segment Reporting (in millions)
U.S. Marketplace Segment Revenue	$195.2	13%
U.S. Marketplace Segment Operating Income	$49.8	45%
Digital Wholesale Segment Revenue	$12.9	(55)%
Digital Wholesale Segment Operating Loss	$(5.8)	44%
(1)
For more information regarding our use of Key Performance Indicators, please see the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.
(2)
Metrics presented as of March 31, 2025.
(3)
CarOffer website is excluded from the metrics presented for users and sessions.
(4)
As a result of the change from Google Universal Analytics (“Google Analytics”) to Google Analytics 4 (“GA4”) on July 1, 2024, we are unable to provide comparable monthly unique users or monthly sessions information for this period. For more information regarding the change in methodology for monthly unique users or monthly sessions, please see the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Second Quarter 2025 Guidance

The table below provides CarGurus’ guidance, which is based on recent market trends, industry conditions, and management’s expectations and assumptions as of today.

Second Quarter 2025 Guidance Metrics	Values
Total Revenue	$222.0 million to $242.0 million
Marketplace Revenue	$219.5 million to $224.5 million
Non-GAAP Adjusted EBITDA	$71.5 million to $79.5 million
Non-GAAP Earnings per Share	$0.52 to $0.58

The second quarter 2025 non-GAAP earnings per share calculation assumes 100.0 million diluted weighted-average common shares outstanding.

The assumptions that are built into guidance for the second quarter 2025 regarding our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based on recent market trends and industry conditions. Guidance for the second quarter 2025 excludes macro-level industry issues that result in dealers and consumers materially changing their recent market trends or that cause us to enact measures to assist dealers. Guidance also excludes any potential impact of future foreign currency exchange gains or losses. CarGurus may incur charges, realize gains or losses, or experience other events or circumstances in 2025 that could cause any of these assumptions to change and/or actual results to vary from this guidance.

CarGurus has not reconciled its guidance of non-GAAP adjusted EBITDA to GAAP net income or non-GAAP earnings per share to GAAP earnings per share because reconciling items between such GAAP and non-GAAP financial measures, which include, as applicable, stock-based compensation, amortization of intangible assets, depreciation expenses, non-intangible amortization, transaction-related expenses, other income, net, the provision for income taxes, and income tax effects, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation, and number of future employee equity awards and the uncertainty relating to the timing, frequency, and effect of acquisitions and the significance of the resulting transaction-related expenses, and therefore cannot be determined without unreasonable effort.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its first quarter 2025 financial results and business outlook at 5:00 p.m. Eastern Time today, May 8, 2025. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time today, May 8, 2025, until 11:59 p.m. Eastern Time on May 22, 2025, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13752230. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at https://investors.cargurus.com.

About CarGurus

CarGurus (Nasdaq: CARG) is a multinational, online automotive platform for buying and selling vehicles that is building upon its industry-leading listings marketplace with both digital retail solutions and the CarOffer online wholesale platform. The CarGurus platform gives consumers the confidence to purchase and/or sell a vehicle either online or in person, and it gives dealerships the power to accurately price, effectively market, instantly acquire, and quickly sell vehicles, all with a nationwide reach. The Company uses proprietary technology, search algorithms, and data analytics to bring trust, transparency, and competitive pricing to the automotive shopping experience. CarGurus is the most visited automotive shopping site in the U.S.*

In addition to the U.S. marketplace, the Company operates online marketplaces under the CarGurus brand in Canada and the U.K., as well as independent online marketplace brands Autolist in the U.S. and PistonHeads in the U.K.

To learn more about CarGurus, visit www.cargurus.com, and for more information about CarOffer, visit www.caroffer.com.

*Source: Similarweb, Traffic Report (Cars.com, Autotrader, TrueCar, CARFAX Listings

(defined as CARFAX Total visits minus Vehicle History Reports traffic), Q1 2025, U.S.

CarGurus® and Autolist® are each a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. PistonHeads® is a registered trademark of CarGurus Ireland Limited in the U.K. and the European Union. All other product names, trademarks, and registered trademarks are property of their respective owners.

© 2025 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. Other than statements of historical facts, all statements contained in this press release, including statements regarding our future financial and operating results; our second quarter 2025 financial and business performance, including guidance; our business and growth strategy and our plans to execute on our growth strategy; our ability to grow our business profitably and efficiently; our capital allocation and investment strategy; the attractiveness and value proposition of our current offerings and other product opportunities; our ability to maintain existing and acquire new customers; addressable opportunities; our expectation that we will continue to invest in growth initiatives; our ability to quickly make transformations necessary for our business to achieve long-term goals; and our ability to overcome challenges facing the automotive industry ecosystem, including inventory supply problems, global supply chain challenges, including disruptions to pre-existing supply chains and vendor relations, changes to trade policies or tariff regulations, financial market volatility and disruption, increased interest rates, inflationary concerns, and other macroeconomic issues, including uncertain or volatile economic conditions in the U.S. and abroad, are forward-looking statements. The words “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “guide,” “guidance,” “intend,” “may,” “might,” “plan,” “potential,” “predicts,” “projects,” “seeks,” “should,” “strive,” “target,” “will,” “would,” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. You should not rely upon forward-looking statements as predictions of future events.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including risks related to our growth and our ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith; impairment of the carrying value of our goodwill, intangible assets, right-of-use assets, or other assets; increased inflation and interest rates, global supply chain challenges, changes in international trade policies, including tariffs, volatile economic conditions, and other macroeconomic issues; changes in our key personnel; natural disasters, epidemics, or pandemics; and our ability to operate in compliance with applicable laws as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the U.S. Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Investor Contact:

Kirndeep Singh

Vice President, Head of Investor Relations

investors@cargurus.com

Media Contact:

Maggie Meluzio

Director, Public Relations and External Communications

pr@cargurus.com

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of March 31, 2025	As of December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$172,862	$304,193
Accounts receivable, net of allowance for doubtful accounts of $808 and $788, respectively	40,703	44,248
Inventory	810	338
Prepaid expenses, prepaid income taxes, and other current assets	21,107	27,868
Deferred contract costs	13,640	12,523
Restricted cash	2,848	2,036
Total current assets	251,970	391,206
Property and equipment, net	132,383	130,010
Intangible assets, net	11,318	11,767
Goodwill	46,714	46,167
Operating lease right-of-use assets	119,589	121,484
Deferred tax assets	110,050	106,672
Deferred contract costs, net of current portion	13,088	13,196
Other non-current assets	4,003	4,034
Total assets	$689,115	$824,536
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$29,891	$26,410
Accrued expenses, accrued income taxes, and other current liabilities	32,240	35,975
Deferred revenue	22,407	21,661
Operating lease liabilities	9,969	9,005
Total current liabilities	94,507	93,051
Operating lease liabilities	185,463	183,739
Deferred tax liabilities	15	26
Other non–current liabilities	7,080	6,031
Total liabilities	287,065	282,847
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 84,334,642 and 89,002,571 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	84	89
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 14,216,250 and 14,986,745 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	14	15
Additional paid-in capital	6,775	169,013
Retained earnings	396,486	375,119
Accumulated other comprehensive loss	(1,309)	(2,547)
Total stockholders’ equity	402,050	541,689
Total liabilities and stockholders’ equity	$689,115	$824,536

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2025	2024
Revenue
Marketplace	$212,235	$187,219
Wholesale	7,747	16,125
Product	5,176	12,452
Total revenue	225,158	215,796
Cost of revenue (1)
Marketplace	14,248	14,385
Wholesale	6,170	14,224
Product	5,033	12,226
Total cost of revenue	25,451	40,835
Gross profit	199,707	174,961
Operating expenses
Sales and marketing	86,716	82,274
Product, technology, and development	36,250	35,545
General and administrative	26,780	28,066
Depreciation and amortization	4,206	2,792
Total operating expenses	153,952	148,677
Income from operations	45,755	26,284
Other income, net
Interest income	3,098	3,906
Other expense, net	(302)	(505)
Total other income, net	2,796	3,401
Income before income taxes	48,551	29,685
Provision for income taxes	9,506	8,384
Net income	39,045	21,301
Net income per share attributable to common stockholders:
Basic	$0.38	$0.20
Diluted	$0.37	$0.20
Weighted-average number of shares of common stock used in computing net income per share attributable to common stockholders:
Basic	103,094,690	107,174,812
Diluted	105,068,046	108,632,159
(1)
Includes depreciation and amortization expense for the three months ended March 31, 2025 and 2024 of $2,348 and $4,689, respectively.

Unaudited Segment Revenue

(in thousands)

	Three Months Ended
	March 31,
	2025	2024
Segment Revenue:
U.S. Marketplace	$195,228	$172,988
Digital Wholesale	12,923	28,577
Other	17,007	14,231
Total	$225,158	$215,796

Unaudited Segment Income (Loss) from Operations

(in thousands)

	Three Months Ended
	March 31,
	2025	2024
Segment Income (Loss) from Operations:
U.S. Marketplace	$49,781	$34,217
Digital Wholesale	(5,779)	(10,340)
Other	1,753	2,407
Total	$45,755	$26,284

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	March 31,
	2025	2024
Operating Activities
Net income	$39,045	$21,301
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,554	7,481
Currency (gain) loss on foreign denominated transactions	(165)	384
Deferred taxes	(3,389)	(9,052)
Provision for doubtful accounts	424	290
Stock-based compensation expense	12,900	15,822
Amortization of deferred financing costs	129	129
Amortization of deferred contract costs	3,810	3,258
Changes in operating assets and liabilities:
Accounts receivable	3,070	(4,182)
Inventory	(353)	(319)
Prepaid expenses, prepaid income taxes, and other assets	6,801	5,974
Deferred contract costs	(4,744)	(3,326)
Accounts payable	4,075	707
Accrued expenses, accrued income taxes, and other liabilities	(5,592)	681
Deferred revenue	731	120
Lease obligations	4,583	12,696
Net cash provided by operating activities	67,879	51,964
Investing Activities
Purchases of property and equipment	(2,240)	(28,665)
Capitalization of website development costs	(5,391)	(5,465)
Purchases of short-term investments	—	(494)
Sale of short-term investments	—	21,218
Advance payments to customers, net of collections	—	259
Net cash used in investing activities	(7,631)	(13,147)
Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	394	11
Payment of withholding taxes on net share settlements of restricted stock units	(8,985)	(5,115)
Repurchases of common stock	(182,828)	(77,442)
Payment of finance lease obligations	(20)	(18)
Change in gross advance payments received from third-party transaction processor	(38)	(474)
Net cash used in financing activities	(191,477)	(83,038)
Impact of foreign currency on cash, cash equivalents, and restricted cash	710	(577)
Net decrease in cash, cash equivalents, and restricted cash	(130,519)	(44,798)
Cash, cash equivalents, and restricted cash at beginning of period	306,229	293,926
Cash, cash equivalents, and restricted cash at end of period	$175,710	$249,128

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Net Income Attributable to Common Stockholders and GAAP Net Income Per Share Attributable to Common Stockholders to Non-GAAP Net Income Per Share Attributable to Common Stockholders:

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2025	2024(1)
GAAP net income	$39,045	$21,301
Stock-based compensation expense	12,900	15,822
Amortization of intangible assets	505	1,882
Transaction-related expenses	1,087	811
Income tax effects and adjustments	(5,174)	(3,422)
Non-GAAP net income	$48,363	$36,394
GAAP net income per share attributable to common stockholders:
Basic	$0.38	$0.20
Diluted	$0.37	$0.20
Non-GAAP net income per share attributable to common stockholders:
Basic	$0.47	$0.34
Diluted	$0.46	$0.34
Shares used in GAAP and Non-GAAP per share calculations
Basic	103,095	107,175
Diluted	105,068	108,632
(1)
During the three months ended March 31, 2025, we identified an immaterial error to our non-GAAP net income calculation related to the income tax effects and adjustments and have updated the table to correct the calculation for the three months ended March 31, 2024. This resulted in an increase in the non-GAAP net income per share attributable to common stockholders from $0.32 per share to $0.34 per share.

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and GAAP Net Income Margin to Non-GAAP Adjusted EBITDA Margin

(in thousands)

	Three Months Ended
	March 31,
	2025	2024
GAAP net income	$39,045	$21,301
Depreciation and amortization	6,554	7,481
Stock-based compensation expense	12,900	15,822
Transaction-related expenses	1,087	811
Other income, net	(2,796)	(3,401)
Provision for income taxes	9,506	8,384
Non-GAAP adjusted EBITDA	$66,296	$50,398

GAAP net income margin	17%	10%
Non-GAAP adjusted EBITDA margin	29%	23%

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended
	March 31,
	2025	2024
Revenue	$225,158	$215,796
Cost of revenue	25,451	40,835
GAAP gross profit	199,707	174,961
Stock-based compensation expense included in Cost of revenue	60	231
Amortization of intangible assets included in Cost of revenue	—	875
Transaction-related expenses included in Cost of revenue	269	92
Non-GAAP gross profit	$200,036	$176,159

GAAP gross profit margin	89%	81%
Non-GAAP gross profit margin	89%	82%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended March 31, 2025
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Transaction-related expenses	Non-GAAP expense
Cost of revenue	$25,451	$(60)	$—	$(269)	$25,122
Sales and marketing	86,716	(2,833)	—	(491)	83,392
Product, technology, and development	36,250	(5,565)	—	(151)	30,534
General and administrative	26,780	(4,442)	—	(176)	22,162
Depreciation & amortization	4,206	—	(505)	—	3,701
Operating expenses(1)	$153,952	$(12,840)	$(505)	$(818)	$139,789
Total cost of revenue and operating expenses	$179,403	$(12,900)	$(505)	$(1,087)	$164,911

	Three Months Ended March 31, 2024
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Transaction-related expenses	Non-GAAP expense
Cost of revenue	$40,835	$(231)	$(875)	$(92)	$39,637
Sales and marketing	82,274	(2,874)	—	(394)	79,006
Product, technology, and development	35,545	(5,977)	—	(1)	29,567
General and administrative	28,066	(6,740)	—	(324)	21,002
Depreciation & amortization	2,792	—	(1,007)	—	1,785
Operating expenses(1)	$148,677	$(15,591)	$(1,007)	$(719)	$131,360
Total cost of revenue and operating expenses	$189,512	$(15,822)	$(1,882)	$(811)	$170,997
(1)
Operating expenses include sales and marketing, product, technology, and development, general and administrative, and depreciation & amortization.

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended
	March 31,
	2025	2024
GAAP net cash and cash equivalents provided by operating activities	$67,879	$51,964
Purchases of property and equipment	(2,240)	(28,665)
Capitalization of website development costs	(5,391)	(5,465)
Non-GAAP free cash flow	$60,248	$17,834

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the U.S. ("GAAP"), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to, as applicable, the timing, amount, valuation, and number of future employee equity awards and the uncertainty relating to the timing, frequency, and effect of acquisitions and the significance of the resulting transaction-related expenses, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We monitor operating measures of certain non-GAAP items including non-GAAP gross profit, non-GAAP gross margin, non-GAAP expense, non-GAAP net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income per share attributable to common stockholders. These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of intangible assets, and transaction related-expenses. Non-GAAP net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income per share attributable to common stockholders also exclude certain income tax effects and adjustments. Our calculations of non-GAAP net income per share attributable to common stockholders utilize applicable GAAP share counts as included in the accompanying financial statement tables included in this press release. In addition, we evaluate our non-GAAP gross profit in relation to our revenue. We refer to this as non-GAAP gross profit margin and define it as non-GAAP gross profit divided by total revenue. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

We define Adjusted EBITDA as net income, adjusted to exclude: depreciation and amortization, stock‑based compensation expense, transaction-related expenses, other income, net, and provision for income taxes.

In addition, we evaluate our Non-GAAP Adjusted EBITDA in relation to our revenue. We refer to this as Non-GAAP Adjusted EBITDA margin and define it as Non-GAAP Adjusted EBITDA divided by total revenue.

We have presented Adjusted EBITDA and Adjusted EBITDA margin because they are key measures used by our management and Board of Directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. We believe Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision making.

We define Free Cash Flow as cash flow from operations adjusted to include: purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of our financial performance that represents the cash that we are able to generate after expenditures required to maintain or expand our asset base.

We define a paying dealer as a dealer account with an active, paid marketplace subscription at the end of a defined period. The number of paying dealers we have is important to us and we believe it provides valuable information to investors because it is indicative of the value proposition of our marketplace products, as well as our sales and marketing success and opportunity, including our ability to retain paying dealers and develop new dealer relationships.

We define Quarterly Average Revenue per Subscribing Dealer ("QARSD"), which is measured at the end of a fiscal quarter, as the marketplace revenue primarily from subscriptions to our Listings packages and Real-time Performance Marketing, our digital advertising suite, and other digital add-on products during that trailing quarter divided by the average number of paying dealers in that marketplace during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two. This information is important to us, and we believe it provides useful information to investors, because we believe that our ability to grow QARSD is an indicator of the value proposition of our products and the return on investment that our paying dealers realize from our products. In addition, increases in QARSD, which we believe reflect the value of exposure to our engaged audience in relation to subscription cost, are driven in part by our ability to grow the volume of connections to our users and the quality of those connections, which result in increased opportunity to upsell package levels and cross-sell additional products to our paying dealers.

We define Transactions within the Digital Wholesale segment as the number of vehicles processed from car dealers, consumers, and other marketplaces through the CarOffer website within the defined period. Transactions consists of each unique vehicle (based on vehicle identification number) that reaches "sold and invoiced" status on the CarOffer website within the defined period, including vehicles sold to car dealers, vehicles sold at third-party auctions, vehicles ultimately sold to a different buyer, and vehicles that are returned to their owners without completion of a sale transaction. We exclude vehicles processed within CarOffer's intra-group trading solution (Group Trade) from the definition of Transactions, and we only count any unique vehicle once even if it reaches sold status multiple times. The Digital Wholesale segment includes the purchase and sale of vehicles between dealers, or Dealer-to-Dealer transactions, and Sell My Car - Instant Max Cash Offer transactions. We view Transactions as a key business metric, and we believe it provides useful information to investors, because it provides insight into growth and revenue for the Digital Wholesale segment. Transactions drive a significant portion of Digital Wholesale segment revenue. We believe growth in Transactions demonstrates consumer and dealer utilization and our market share penetration in the Digital Wholesale segment.

Historically, we have used data from Google Analytics to measure two of our key business metrics: monthly unique users and monthly sessions. Effective July 1, 2024, GA4 replaced Google Analytics. The methodologies used in GA4 are different and not comparable to the methodologies used in Google Analytics. As discussed below, we also make certain adjustments to the GA4 data in order to improve the accuracy of the reported monthly unique users and monthly sessions. Due to the change in methodology, we are unable to provide comparable monthly unique user and monthly session information for prior periods, including any periods prior to June 30, 2024.

For each of our websites (excluding the CarOffer website), we define a monthly unique user as an individual who has visited any such website and taken a Visitor Action (as defined below) within a calendar month, based on data as measured by GA4. We calculate average monthly unique users as the sum of the monthly unique users of each of our websites in a defined period, divided by the number of months in that period. Effective July 1, 2024, we count a unique user the first time a computer or mobile device with a unique device identifier accesses any of our websites or application during a calendar month and takes an action on such website or in such application, such as performing a search, visiting vehicle detail pages, and connecting with a dealer ("Visitor Action"). If an individual accesses a website or application using a different device within a given month, the first Visitor Action taken by each such device is counted as a separate unique user. If an individual uses multiple browsers on a single device and/or clears their cookies and returns to our website or application and takes a Visitor Action within a calendar month, each such Visitor Action is counted as a separate unique user. We eliminate any duplicate unique users that may arise when users visit a webview within our native application. We view our average monthly unique users as a key indicator of the quality of our user experience, the effectiveness of our advertising and traffic acquisition, and the strength of our brand awareness. Measuring unique users is important to us and we believe it provides useful information to our investors because our marketplace revenue depends, in part, on our ability to provide dealers with connections to our users and exposure to our marketplace audience. We define connections as interactions between consumers and dealers on our marketplace through phone calls, email, managed text and chat, and clicks to access the dealer’s website or map directions to the dealership.

We define monthly sessions as the number of distinct visits to our websites (excluding the CarOffer website) that include a Visitor Action that take place each month within a given time frame, as measured and defined by GA4. We calculate average monthly sessions as the sum of the monthly sessions in a defined period, divided by the number of months in that period. Effective July 1, 2024, a session is defined as beginning with the first Visitor Action from a computer or mobile device and ending at the earliest of when a user closes their browser window or after 30 minutes of inactivity. We eliminate any duplicate monthly sessions that may arise when users visit a webview within our native application. We believe that measuring the volume of sessions in a time period, when considered in conjunction with the number of unique users in that time period, is an important indicator to us of consumer satisfaction and engagement with our marketplace, and we believe it provides useful information to our investors because the more satisfied and engaged consumers we have, the more valuable our service is to dealers.